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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the filing of our Report as Exhibit 99.1 to the Company's Current Report on Form 8-K dated November 4, 1997 and to its incorporation by reference in the Company's Registration Statement on Form S-2, Registration Number 333-36605 and in the Company's Registration Statement on Form S-8, Registration Number 333-10261 pertaining to the Company's 1991 Stock Option Plan.

                                        /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
November 4, 1997